Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Menzo D. Case, Chief Executive Officer and Angela M. Krezmer, Chief Financial Officer of Generations Bancorp NY, Inc., (the “Company”) certify in their capacity as officers of the Company that they have reviewed the quarterly report on Form 10-Q for the quarter ended June 30, 2022 (the “Report”) and that to the best of their knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 5, 2022	/s/ Menzo D. Case
Menzo D. Case
Chief Executive Officer

Date: August 5, 2022	/s/ Angela M. Krezmer
Angela M. Krezmer
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.